Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest Corporation® Announces Third Quarter 2016 Results

•	Third quarter 2016 revenue of $713.9 million and net income of $12.9 million, or $0.49 per diluted share.
•	Third quarter ABF Freight® operating results were impacted by reduced freight levels.
•	ArcBest’s asset-light revenue equaled 31 percent of total consolidated revenue in September 2016 following a recent acquisition.

FORT SMITH Arkansas, November 3, 2016 – ArcBest Corporation® (Nasdaq: ARCB) today reported third quarter 2016 net income of $12.9 million, or $0.49 per diluted share, compared to third quarter 2015 net income of $19.2 million, or $0.72 per diluted share.  The continued softness in the U.S. industrial economy impacted freight tonnage levels and profit margins at ABF Freight.  ArcBest’s asset-light logistics companies were highlighted by improved revenue and operating profit at Panther.

Excluding certain items in both periods, ArcBest’s non-GAAP net income was $12.7 million, or $0.48 per diluted share, in third quarter 2016 compared to third quarter earnings of $20.2 million, or $0.76 per diluted share, last year.

“As we have seen throughout the year, pricing in the less-than-truckload sector remained rational despite a soft economic environment and we continued to experience benefits from investments in new equipment,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “In addition, we continued to expand our asset-light logistics service offerings with the acquisition of Logistics & Distribution Services, as we add further scale to the full supply chain solutions our customers are seeking.”

Freight Transportation (ABF Freight)

Results of Operations

Third Quarter 2016

•

Revenue of $509.5 million compared to $511.3 million in third quarter 2015, a slight per-day decrease. Year-over-year reductions in fuel surcharge associated with lower diesel fuel prices contributed to ABF Freight’s reduced revenue compared to last year.

•	Tonnage per day decrease of 2.8 percent compared to third quarter 2015.
•	Shipments per day increase of 1.6 percent compared to third quarter 2015.
•

Total billed revenue per hundredweight increased by 2.8 percent despite lower fuel surcharges, reflecting both price increases and changes in total shipment profile compared to the prior year.  Excluding fuel surcharge, the percentage increase on ABF Freight’s traditional LTL freight was in the mid-single digits.

•

Operating income of $18.1 million and an operating ratio of 96.5 percent compared to $26.6 million and an operating ratio of 94.8 percent in third quarter 2015.  Excluding adjustments for nonunion pension settlement charges, third quarter 2016 operating income of $18.7 million and an operating ratio of 96.4 percent.

ABF Freight experienced a slight decrease in average daily revenue reflecting reductions in fuel surcharge and the sluggish economic and market capacity effects that led to shipment growth but tonnage declines.  With lower weight and revenue per shipment, the labor hours and local purchased transportation required to service the growing shipment levels impacted operating margins.  Higher average claims costs for nonunion healthcare also unfavorably impacted the quarter.  However, investments in new power equipment contributed positively to third quarter results.  In the midst of a stable LTL industry pricing environment, ABF Freight’s disciplined yield management focus has generated reasonable account price increases.

Asset-Light Logistics

Results of Operations

Third Quarter 2016

•	Revenue of $217.9 million compared to $211.1 million in third quarter 2015.
•	Third quarter 2016 operating income of $6.5 million compared to $8.5 million in third quarter 2015.
•	Third quarter 2016 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10.5 million compared to EBITDA in third quarter 2015 of $12.1 million.

Revenue growth at ArcBest’s asset-light logistics businesses was the result of stronger market demand at Panther and the effect of truckload brokerage acquisitions made since last year’s third quarter.  Panther’s profit margin improvement was driven by customer demand for Panther’s best-in-class cargo handling.  Despite solid shipment growth at its legacy brokerage locations, operating results at ABF Logistics were impacted by lower market-related revenue per shipment, the previously disclosed integration of an acquired location and disruptions in the ocean shipping market.  FleetNet’s lower third quarter revenue and profit margins reflect a reduction in emergency roadside and fleet maintenance events associated with changes in customer mix and lower business levels from transportation-related customers.  ABF Moving’s results continued to be below last year, primarily due to declines in government shipments.

“We are encouraged by the improvements seen at Panther during the quarter and were pleased to welcome the Logistics & Distribution Services group to the ArcBest organization,” McReynolds added. “As we have continued to invest in all of our businesses, we are making good progress in giving our customers the end-to-end solutions they require from us. Our customers appreciate the value we bring in working closely with them to solve complex supply chain needs, and we will continue to evolve these relationships going forward.”

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2016 third quarter results. The call will be today, Thursday, November 3, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (888) 221-6234. Following the call, a recorded playback will be available through the end of the day on December 15, 2016. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21819577. The conference call and playback can also be accessed, through December 15, 2016, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands – ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies – apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com,  abf.com,  pantherpremium.com,  fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended September 30, 2016 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; competitive initiatives and pricing pressures; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any future acquisitions; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; potential impairment of goodwill and intangible assets; availability and cost of reliable third-party services; litigation or claims asserted against us; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; the loss of key employees or the inability to execute succession planning strategies; the impact of our brands and corporate reputation; the cost, timing, and performance of growth initiatives; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; and other financial, operational, and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission (“SEC”) public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest Corporation and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$713,923	$709,380	$2,012,005	$2,018,771

OPERATING EXPENSES	693,553	675,942	1,984,246	1,950,588

OPERATING INCOME	20,370	33,438	27,759	68,183

OTHER INCOME (COSTS)
Interest and dividend income	390	378	1,178	882
Interest and other related financing costs	(1,296)	(1,157)	(3,774)	(3,183)
Other, net	1,091	(613)	2,028	(15)
	185	(1,392)	(568)	(2,316)

INCOME BEFORE INCOME TAXES	20,555	32,046	27,191	65,867

INCOME TAX PROVISION	7,615	12,892	10,123	26,001

NET INCOME	$12,940	$19,154	$17,068	$39,866

EARNINGS PER COMMON SHARE(1)
Basic	$0.50	$0.73	$0.66	$1.52
Diluted	$0.49	$0.72	$0.64	$1.48

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,724,550	26,009,344	25,779,166	26,033,467
Diluted	26,211,524	26,508,482	26,263,732	26,569,800

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.06	$0.24	$0.18

(1)

ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below for diluted earnings per share, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME	$12,940	$19,154	$17,068	$39,866

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(87)	(172)	(131)	(410)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE (1)	$12,853	$18,982	$16,937	$39,456

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2016	2015
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$130,395	$164,973
Short-term investments	59,346	61,597
Restricted cash	962	1,384
Accounts receivable, less allowances (2016 - $5,118; 2015 - $4,825)	256,316	236,097
Other accounts receivable, less allowances (2016 - $830; 2015 - $1,029)	8,927	6,718
Prepaid expenses	19,622	20,801
Deferred income taxes	39,097	38,443
Prepaid and refundable income taxes	13,934	18,134
Other	4,275	3,936
TOTAL CURRENT ASSETS	532,874	552,083

PROPERTY, PLANT AND EQUIPMENT
Land and structures	296,324	273,839
Revenue equipment	738,350	699,844
Service, office, and other equipment	156,536	145,286
Software	134,312	127,010
Leasehold improvements	27,040	25,419
	1,352,562	1,271,398
Less allowances for depreciation and amortization	822,623	788,351
	529,939	483,047

GOODWILL	110,487	96,465
INTANGIBLE ASSETS, NET	82,068	76,787
OTHER LONG-TERM ASSETS	65,500	54,527
	$1,320,868	$1,262,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$149,971	$130,869
Income taxes payable	—	91
Accrued expenses	187,822	188,727
Current portion of long-term debt	61,251	44,910
TOTAL CURRENT LIABILITIES	399,044	364,597

LONG-TERM DEBT, less current portion	176,363	167,599
PENSION AND POSTRETIREMENT LIABILITIES	42,520	51,241
OTHER LONG-TERM LIABILITIES	15,159	12,689
DEFERRED INCOME TAXES	92,629	78,055

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2016: 28,122,385 shares; 2015: 27,938,319 shares	281	279
Additional paid-in capital	313,794	309,653
Retained earnings	387,646	376,827
Treasury stock, at cost, 2016: 2,499,879 shares; 2015: 2,080,187 shares	(78,129)	(70,535)
Accumulated other comprehensive loss	(28,439)	(27,496)
TOTAL STOCKHOLDERS’ EQUITY	595,153	588,728
	$1,320,868	$1,262,909

Note:  The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2016	2015
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$17,068	$39,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,633	65,142
Amortization of intangibles	3,059	3,079
Pension settlement expense	2,267	2,478
Share-based compensation expense	6,151	6,343
Provision for losses on accounts receivable	787	941
Deferred income tax provision (benefit)	14,199	(7,862)
Gain on sale of property and equipment	(2,581)	(1,691)
Changes in operating assets and liabilities:
Receivables	(18,906)	(14,881)
Prepaid expenses	1,108	2,353
Other assets	(3,655)	505
Income taxes	2,583	14,295
Accounts payable, accrued expenses, and other liabilities	(7,786)	9,006
NET CASH PROVIDED BY OPERATING ACTIVITIES	87,927	119,574

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(45,774)	(53,644)
Proceeds from sale of property and equipment	7,296	4,115
Purchases of short-term investments	(51,760)	(48,868)
Proceeds from sale of short-term investments	54,027	25,347
Business acquisitions, net of cash acquired	(24,805)	(5,239)
Capitalization of internally developed software	(7,660)	(6,155)
NET CASH USED IN INVESTING ACTIVITIES	(68,676)	(84,444)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	70,000
Borrowings under accounts receivable securitization program	—	35,000
Payments on long-term debt	(36,579)	(92,136)
Net change in book overdrafts	(3,829)	2,179
Net change in restricted cash	422	(1)
Deferred financing costs	—	(824)
Payment of common stock dividends	(6,249)	(4,740)
Purchases of treasury stock	(7,594)	(10,004)
NET CASH USED IN FINANCING ACTIVITIES	(53,829)	(526)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(34,578)	34,604
Cash and cash equivalents at beginning of period	164,973	157,042
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$130,395	$191,646

NONCASH INVESTING ACTIVITIES
Equipment financed	$61,684	$51,009
Accruals for equipment received	$9,391	$7,150

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures.  We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as EBITDA and Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses EBITDA and Adjusted EBITDA as key measures of performance and for business planning. These measures are particularly meaningful for analysis of the asset-light logistics businesses, because they exclude amortization of acquired intangibles and software, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2016		2015		2016		2015
	(Unaudited)
	($ thousands, except percentages)
Freight Transportation (ABF Freight)

Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$18,050	96.5%	$26,577	94.8%	$26,423	98.2%	$54,711	96.2%
Pension settlement expense	604	(0.1)	572	(0.1)	1,705	(0.1)	1,860	(0.1)
Non-GAAP amounts	$18,654	96.4%	$27,149	94.7%	$28,128	98.1%	$56,571	96.1%

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$20,370	$33,438	$27,759	$68,183
Pension settlement expense	803	762	2,267	2,478
Transaction costs(1)	561	—	561	29
Non-GAAP amounts	$21,734	$34,200	$30,587	$70,690

Net Income
Amounts on GAAP basis	$12,940	$19,154	$17,068	$39,866
Life insurance proceeds and changes in cash surrender value	(1,088)	613	(1,980)	85
Pension settlement expense, after-tax	490	466	1,385	1,514
Transaction costs, after-tax(1)	341	—	341	18
Non-GAAP amounts	$12,683	$20,233	$16,814	$41,483

Diluted Earnings Per Share
Amounts on GAAP basis	$0.49	$0.72	$0.64	$1.48
Life insurance proceeds and changes in cash surrender value	(0.04)	0.02	(0.08)	—
Pension settlement expense, after-tax	0.02	0.02	0.05	0.06
Transaction costs, after-tax(1)	0.01	—	0.01	—
Non-GAAP amounts	$0.48	$0.76	$0.62	$1.54

1)

Transaction costs for the three and nine months ended September 30, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.  Transaction costs for the nine months ended September 30, 2015 are associated with the January 2, 2015 acquisition of Smart Lines Transportation Group, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net income	$12,940	$19,154	$17,068	$39,866
Interest and other related financing costs	1,296	1,157	3,774	3,183
Income tax provision	7,615	12,892	10,123	26,001
Depreciation and amortization	25,793	23,373	76,692	68,221
Amortization of share-based compensation	1,951	2,110	6,151	6,343
Amortization of net actuarial losses of benefit plans and pension settlement expense(1)	2,124	1,655	6,033	5,513
Consolidated Adjusted EBITDA	$51,719	$60,341	$119,841	$149,127

1)

Consolidated pension settlement expense totaled $0.8 million (pre-tax) for each of the three months ended September 30, 2016 and 2015 and $2.3 million (pre-tax) and $2.5 million (pre-tax) for the nine months ended September 30, 2016 and 2015, respectively.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	Three Months Ended September 30
	2016			2015
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light Logistics

Premium Logistics (Panther)(2)	$3,973	$2,860	$6,833	$2,733	$2,773	$5,506
Transportation Management (ABF Logistics)(2)	410	633	1,043	1,792	259	2,051
Emergency & Preventative Maintenance (FleetNet)	121	312	433	956	279	1,235
Household Goods Moving Services (ABF Moving)	1,986	186	2,172	3,028	287	3,315
Total asset-light logistics	$6,490	$3,991	$10,481	$8,509	$3,598	$12,107

	Nine Months Ended September 30
	2016			2015
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light Logistics

Premium Logistics (Panther)(2)	$5,331	$8,565	$13,896	$8,767	$8,636	$17,403
Transportation Management (ABF Logistics)(2)	1,572	1,467	3,039	4,375	789	5,164
Emergency & Preventative Maintenance (FleetNet)	1,701	900	2,601	3,143	838	3,981
Household Goods Moving Services (ABF Moving)	2,107	569	2,676	4,663	975	5,638
Total asset-light logistics	$10,711	$11,501	$22,212	$20,948	$11,238	$32,186

2)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2016		2015		2016		2015
	Unaudited
	($ thousands, except percentages)
REVENUES
Freight Transportation (ABF Freight)	$509,452		$511,346		$1,435,691		$1,456,924

Premium Logistics (Panther)	75,365		73,583		211,148		229,146
Transportation Management (ABF Logistics)(1)	72,442		49,270		207,344		147,061
Emergency & Preventative Maintenance (FleetNet)	39,073		45,181		124,417		129,685
Household Goods Moving Services (ABF Moving)	31,040		43,076		74,926		93,870
Total asset-light logistics	217,920		211,110		617,835		599,762

Other and eliminations	(13,449)		(13,076)		(41,521)		(37,915)
Total consolidated revenues	$713,923		$709,380		$2,012,005		$2,018,771

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$312,458	61.3%	$304,865	59.6%	$912,758	63.6%	$884,875	60.7%
Fuel, supplies, and expenses	71,774	14.1	77,708	15.2	210,742	14.7	236,381	16.2
Operating taxes and licenses	12,312	2.4	12,444	2.4	36,446	2.6	36,762	2.5
Insurance	8,487	1.7	8,288	1.6	22,613	1.6	20,340	1.4
Communications and utilities	4,608	0.9	3,808	0.8	13,259	0.9	11,559	0.8
Depreciation and amortization	20,753	4.1	18,841	3.7	62,056	4.3	54,528	3.8
Rents and purchased transportation	58,350	11.5	56,920	11.1	145,846	10.2	151,144	10.4
Gain on sale of property and equipment	(81)	-	(565)	(0.1)	(2,450)	(0.2)	(1,403)	(0.1)
Pension settlement expense(2)	604	0.1	572	0.1	1,705	0.1	1,860	0.1
Other	2,137	0.4	1,888	0.4	6,293	0.4	6,167	0.4
	491,402	96.5%	484,769	94.8%	1,409,268	98.2%	1,402,213	96.2%

Premium Logistics (Panther)
Purchased transportation	54,586	72.4%	54,015	73.4%	155,444	73.6%	168,569	73.6%
Depreciation and amortization(3)	2,860	3.8	2,773	3.8	8,565	4.1	8,636	3.8
Salaries, benefits, insurance, and other	13,946	18.5	14,062	19.1	41,808	19.8	43,174	18.8
	71,392	94.7%	70,850	96.3%	205,817	97.5%	220,379	96.2%

Transportation Management (ABF Logistics)(1)	72,032		47,478		205,772		142,686
Emergency & Preventative Maintenance (FleetNet)	38,952		44,225		122,716		126,542
Household Goods Moving Services (ABF Moving)	29,054		40,048		72,819		89,207
Total asset-light logistics(2)	211,430		202,601		607,124		578,814

Other and eliminations(2)	(9,279)		(11,428)		(32,146)		(30,439)
Total consolidated operating expenses and costs(2)	$693,553		$675,942		$1,984,246		$1,950,588

1)	The 2016 periods include the operations of LDS since the September 2, 2016 acquisition date and the operations of Bear, which was acquired in December 2015.
2)

Pension settlement expense totaled $0.8 million (pre-tax) on a consolidated basis for each of the three months ended September 30, 2016 and 2015 and $2.3 million (pre-tax) and $2.5 million (pre-tax) for the nine months ended September 30, 2016 and 2015, respectively. For each of the three months ended September 30, 2016 and 2015, pre-tax pension settlement expense of $0.6 million, was reported by ABF Freight; $0.2 million was reported in Other and eliminations; and less than $0.1 million was reported by the asset-light logistics segments.  For the nine months ended September 30, 2016 and 2015, pre-tax pension settlement expense of $1.7 million and $1.9 million, respectively, was reported by ABF Freight, $0.5 million was reported by Other and elimination; and $0.1 million was reported by the asset-light logistics segments.

3)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS – Continued

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands)
OPERATING INCOME
Freight Transportation (ABF Freight) (1)	$18,050	$26,577	$26,423	$54,711

Premium Logistics (Panther)	3,973	2,733	5,331	8,767
Transportation Management (ABF Logistics)(2)	410	1,792	1,572	4,375
Emergency & Preventative Maintenance (FleetNet)	121	956	1,701	3,143
Household Goods Moving Services (ABF Moving)	1,986	3,028	2,107	4,663
Total asset-light logistics	6,490	8,509	10,711	20,948

Other and eliminations(3)	(4,170)	(1,648)	(9,375)	(7,476)
Total consolidated operating income	$20,370	$33,438	$27,759	$68,183

1)

ABF Freight’s operating income for all periods presented was impacted by pension settlement expense. (See reconciliation of GAAP operating income to non-GAAP operating income in the Freight Transportation table previously presented.)

2)	The 2016 periods include the operations of LDS since the September 2, 2016 acquisition date and the operations of Bear, which was acquired in December 2015.
3)

For the three and nine months ended September 30, 2016 and 2015, “Other” corporate costs include additional investments in enterprise solutions to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments. For the three months ended September 30, 2016, “Other” corporate costs also include acquisition costs (see reconciliation of GAAP operating income to non-GAAP operating income in the ArcBest Corporation – Consolidated table previously presented).

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2016	2015	% Change	2016	2015	% Change
	(Unaudited)
Freight Transportation (ABF Freight)

Workdays	64.0	64.0		191.5	190.0

Billed Revenue(4) / CWT	$30.52	$29.68	2.8%	$29.12	$28.95	0.6%

Billed Revenue(4) / Shipment	$371.67	$377.96	(1.7%)	$366.80	$378.76	(3.2%)

Shipments	1,366,052	1,344,083	1.6%	3,925,981	3,851,446	1.9%

Shipments / Day	21,345	21,001	1.6%	20,501	20,271	1.1%

Tonnage (Tons)	831,815	855,952	(2.8%)	2,472,490	2,519,614	(1.9%)

Tons/Day	12,997	13,374	(2.8%)	12,911	13,261	(2.6%)

4)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.